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                                                                      EXHIBIT 12

                         BAY VIEW CAPITAL CORPORATION
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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

                                                                Year Ended
                                                           6/30/01       6/30/00
                                                           -------       -------
Earnings:
         Earnings (loss) before income tax expense        (162,805)       3,247
         Add:
         Interest on advances and other borrowings          37,527       66,126
         Interest component of rental expense                1,122        1,326
                                                          --------      -------
         Earnings before fixed charges excluding
          interest on customer deposits                   (124,156)      70,699
         Interest on customer deposits                      83,374       81,121
                                                          --------      -------
         Earnings before fixed charges                     (40,782)     151,820
                                                          ========      =======

Fixed Charges:
         Interest on advances and other borrowings          37,527       66,126
         Interest component of rental expense                1,122        1,326
                                                          --------      -------
         Fixed charges excluding interest on customer
          deposits                                          38,649       67,452
         Interest on customer deposits                      83,374       81,121
                                                          --------      -------
         Total fixed charges                               122,023      148,573
                                                          ========      =======

Ratio of earnings to fixed charges including interest
 on customer deposits                                        (0.33)        1.02

Ratio of earnings to fixed charges excluding interest
 on customer deposits                                        (3.21)        1.05
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